Exhibit 10.9

SEVEN NETWORKS, INC.

VAR MASTER AGREEMENT

This VAR Master Agreement (“Agreement”) is made as of January 31, 2003 (“Effective Date”) by and between Seven Networks, Inc., (“Seven”), a Delaware corporation with an office at 901 Marshall Street, Redwood City, California, 94063 and the Value Added Reseller (“VAR”) identified below.

VAR:	NEC Corporation	Contact:	[* * *]

Address:	[* * *]	Phone:	[* * *]

	[* * *]	Fax:	[* * *]

		Email:	[* * *]

Attachments

Terms and Conditions

Exhibit A—Key Terms

Exhibit B—Pricing and Discounts

Exhibit C—Support and Maintenance

Exhibit D—Intentionally Deleted

Exhibit E—Co-Marketing Obligations

Exhibit F—Device Support and Certification

Exhibit G—Reporting

Exhibit H—Trial/NEC Internal Use Software Guidelines

Exhibit I—Sample End User License Agreement

Exhibit J—Standard Licensee Fee Schedule

This Agreement includes the attached terms and conditions and all exhibits and attachments that reference this Agreement and contains, among other things, warranty disclaimers, liability limitations and use limitations.

Capitalized terms used in any portion of this Agreement that are not otherwise defined in this Agreement will have the meanings specified in this Cover Sheet.

VAR:		Seven:

By:	/s/ Mitsuharu Yoshida	By:	/s/ Bill Nguyen

Name:	Mitsuharu Yoshida	Name:	Bill Nguyen

Title:	General Manager 3rd Network Solutions Division	Title:	President

Date:	1/31/2003	Date:	1/31/2003

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

1. Definitions.

Active Subscriber: means any Subscriber with the right to access or use a Licensee Service at any time during a month (or any other measurement period designated hereunder).

Client Module: means the Desktop Client and/or Device Client (as applicable).

Deposit Materials: means disks or other forms of media containing the source code to the Software and all Major Releases thereto and all related written Documentation. The Deposit Materials may also include material programming libraries and non-third party tools used by Seven in the development of the Software. Seven is not required to deposit the software of any third party used in conjunction with the Software.

Desktop Client: means the end-user component of the Software that is installed and operates on a desktop computer.

Device Client: means the end-user component of the Software that is installed and operates on a mobile device.

Documentation: means any technical specification documentation generally made available by Seven with respect to the Software as described in Exhibit A.

End User License Agreement: a license agreement which binds (for the benefit of Seven) any user or recipient of the Software to each license limitation, restriction, warranty disclaimer and liability limitation in this Agreement substantially in the form of the sample end user license agreement attached as Exhibit I containing terms no less protective of Seven than the provisions of this Agreement.

Licensee: means a licensee of VAR, approved by Seven in writing and authorized to use the Software in connection with a Licensee Service subject to the terms of this Agreement.

Licensee Technical Implementation Plan: a document prepared by VAR with respect to each new Licensee which: (i) describes the technical environment of the Licensee, (ii) sets forth the VAR’s implementation and deployment plan for the Licensee and (iii) if necessary, attaches a Statement of Work detailing the Seven Global Services to be provided in connection with such plan.

Licensee Services: Wireless applications provided by Licensees to Subscribers which utilize any portion, version or release of the Software.

Server Module: means the component of the Software that is installed and operates on a server platform under the control of Licensee.

Software: means the unmodified object code version of the current generally available release of the Licensed Product localized for Japan in conformance with Exhibit A-1. As used herein, the term “Software” includes the Documentation, major and minor releases, localizations, related APIs, and bug fixes.

Subscriber: means any person who uses or is authorized to access or use a Licensee Service.

Term: is defined in Exhibit A.

Territory: is defined in Exhibit A.

2. Grant of License. Subject to all the terms of this Agreement and the applicable Documentation, Seven grants VAR a non-sublicensable (except as expressly provided below), non-transferable, non-exclusive right within the Territory during the Term to:

(a)	distribute copies of the Software to Licensees for use only as follows: a Licensee may (i) install, copy, test and use the Server Module of the Software internally in accordance with the relevant Documentation and only to provide Licensee Services to the number of Subscribers licensed and paid for by such Licensee on systems which are owned or controlled by Licensee, and (ii) make, distribute and sublicense copies of the version of the Client Module specified in Exhibit A for installation and distribution on equipment used by Subscribers to access Licensee Services;

(b)	install, copy, test and use the Server Module of the Software internally in accordance with the Documentation and only on behalf of a Licensee to provide hosting services in connection with Licensee Services to the number of Subscribers licensed and paid for by Licensee.

(c)	test for performance and interoperability, demonstrate, and use the software for Licensee support and maintenance purposes only.

VAR and/or each Licensee may allow third parties to host the Software on its behalf, provided that: (i) at all times such Software remains under the ultimate control of VAR or Licensee (as applicable), (ii) any third-party using the Software is bound by a written agreement equally as protective of Seven as this Agreement and VAR and each Licensee (as applicable) remains responsible for compliance with such terms; and (iii) the Software is not used for the benefit of any party other than VAR or Licensee (as applicable).

This rights granted to VAR hereunder are non-exclusive and nothing under this Agreement shall prohibit Seven from entering into any reseller, end-user or other agreement with any other party in any territory or region of the world.

3. Software Localization. Seven shall make commercially reasonable efforts to develop any new version of the Software provided under the maintenance obligations in Exhibit C within [* * *] from the release of any major release of the English version of the software, and within [* * *] of any minor release of the English version of the software in the United States. Seven shall assure that the Software is of the same quality as U.S. releases of the English versions and reasonably accurately translated into Japanese.

4. License Restrictions.

(a)	End User License Agreements: VAR shall enter into an enforceable End User License Agreement with each Licensee and shall require each Licensee to enter into an enforceable End User License Agreement with each Subscriber. For the avoidance of doubt, VAR shall not (and shall not permit any Licensee to) distribute any copy of or allow access by any person to any part of the Software except pursuant to an End User License Agreement. Any sublicenses granted to Subscribers, whether by VAR or Licensee, are non-transferable.

(b)	General: VAR will not (and will not allow any Licensee, Subscriber or any other third party to): (i) reverse

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

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engineer or otherwise attempt to discover any source code or underlying ideas or algorithms of any Software, (ii) modify, translate, or otherwise create derivative works of Software; (iii) distribute the Software, except as expressly permitted herein; or (iv) allow the removal, alteration, covering or obscuring or of any notice or mark that appears on the Software, on any copies or media.

5. VAR Obligations. VAR represents, warrants and agrees that VAR will: (a) use its diligent efforts to market and distribute the Software in the Territory; (b) within [* * *] of receipt of a new minor release of Software, provided the new release conforms to the Documentation, and contains defect corrections that affect Licensee, implement the new release (c) keep accurate records and accounts of all copies of Software made, as well as all information required to produce Monthly Reports (as defined below); (d) thirty days (30) days after the end of each calendar quarter, provide to Seven an activity and fee report in accordance with Exhibit G or Seven’s then current standard form (“Monthly/Quarterly Report”) and to assist with and bear responsibility for any reporting and compliance required of any Licensee; (e) reasonably assist Seven in enforcing its ownership rights in the Territory upon reasonable request by Seven. (f) comply with the Co-Marketing Obligations attached hereto as Exhibit E; and (g) submit and review with Seven a Licensee Technical Implementation Plan prior to licensing the Software to each new Licensee.

6. Delivery. All Software and Documentation shall be provided by Seven in electronic format only unless otherwise agreed by the parties. Seven will use reasonable commercial efforts to give VAR at least thirty (30) days prior written notice of a pending new major release of Software.

7. Support and Support Fees.

(a) Fees. Subject to the terms of this Agreement and payment of the applicable fees, Seven will provide VAR with the services set forth on the Support and Maintenance Attachment (Exhibit C). VAR agrees to pay annual support fees according to the payment schedule set forth in Exhibit B. Support and maintenance shall automatically renew each year during the Term unless either party gives notice of termination at least thirty (30) days prior the end of the then-current term.

(b). Support to VAR. The parties agree that the Support and Maintenance services for the Software provided by Seven hereunder consist solely of Tier 3 (as defined in Exhibit C) support to VAR. VAR shall be responsible for all communication with Licensees and VAR and or its Licensees (as applicable) shall be responsible for all communication to Subscribers and all Tier 1 (as defined in Exhibit C) and Tier 2 (as defined in Exhibit C) support. In no event shall Seven be required to communicate directly with any Licensee or Subscriber.

(c). Training. VAR shall have sufficient personnel (who have the necessary applicable level of Seven technical training in the Software) and resources to provide effective Tier 1 and Tier 2 support. At least two (2) support engineers of VAR (or such larger number as the parties shall reasonably agree is necessary) shall attend and maintain Seven’s VAR Training.

(d) Professional Services. Seven Global Services will also be available to provide Seven engineering expertise to back-up VAR software implementation and consulting activities at Seven’s market rates. Seven’s current market rates are set forth in Exhibit B. Seven reserves the right to modify its rates as reasonably required at its sole discretion. Professional Services projects (scope and total cost) are subject to mutual approval of VAR and Seven. All Professional Services projects will require a written work order by VAR.

8. Orders, Fees and Payment Terms.

(a) VAR shall pay Seven all fees set forth on the Pricing and Discounts Attachment (Exhibit B) on the terms set forth therein. Fees are due net forty-five days from invoice unless specified otherwise. No commercial production use of the Software may be made by any Licensee or any Subscriber unless VAR is then current with respect to its license fees with respect to each such user. No Software shall be delivered to VAR until an initial Purchase Order is submitted to SEVEN. No trial use of any Software may be made, except in accordance with the Trial Software Guidelines Attachment (Exhibit I) and payment of any associated fees or with the express written consent of Seven. VAR will pay all applicable shipping charges, duties, assessments, taxes (exclusive of taxes on Seven’s net income) and the like. In the event Japanese Government imposes any income tax on Seven and requires VAR to withhold such tax from the payment of the compensation, VAR may deduct such tax from the said payment and pay it to the appropriate tax authority. VAR shall provide Seven a tax receipt received from such tax authority to assist Seven in claiming and receiving a foreign tax credit.

(b) VAR shall submit a written order to Seven (“Order Form”) in connection with each request for Subscriber licenses, including the initial order for the minimum commitment of licenses and subsequent purchases thereafter. Attached to each Order Form, VAR shall include documentation sufficient to verify sell-through of the license(s) consisting of point of sale reports showing the date, quantity and type of licenses and purchaser (“End User Order”) for use by Seven and/or its auditors solely for accounting verification purposes. The copy of the End User Order provided to Seven must show the type and quantity of all Seven products and/or services ordered, but does not need to include information related to price or any non-Seven products or services. Seven will keep the End User Order in strictest confidence and not disclose any such information to any party other than its auditors, advisors or regulatory agencies.

9. Audits. Once per year, upon reasonable request, and prior written consent by VAR, that shall not be unreasonably withheld, Seven may at its own expense and by a third party certified public accountant appointed by VAR, audit VAR’s records relating to the exercise of rights granted under this agreement. Such audit will take place at VAR’s facilities during VAR’s normal working hours. If an audit indicates an underpayment of five percent (5%) or more of any amounts due hereunder or other non-monetary noncompliance, VAR will promptly reimburse Seven for the reasonable cost of the audit. Such rights will remain in effect through a period ending one year from the termination of this Agreement.

10. Proprietary Rights and Trademarks.

(a) Ownership. Seven and its suppliers have and will retain all right, title and interest (including, without limitation, all patent rights, copyrights, trade secret rights,

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

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trademarks, service marks and other intellectual property rights of any kind) in and to the Software (including the Documentation and any modifications or translations performed by or on behalf of VAR under this Agreement), the professional services deliverables and any other materials provided by Seven hereunder and all copies and derivative works thereof.

(b) Trademarks. VAR will use Seven’s then-current names, marks, logos, and other identifiers for the Software (“Trademarks”) and Seven designated intellectual property related notices on or in the packaging for the Software and VAR’s advertising and promotional for such products, provided that VAR will: (a) only use Trademarks in the form and manner, and in accordance with Seven’s then-current Branding Guidelines and any other quality and usage guidelines which Seven specifically prescribes; and (b) upon termination of this Agreement for any reason, immediately cease all use of the Trademarks. VAR will not use, register or take other action with respect to any name, logo, trademark, service mark, or other identifier used anywhere in the world by Seven, except to the extent authorized in writing by Seven in advance.

11. Confidential Information. Each party agrees that all non-public business, technical and financial information which is disclosed by such party to the other party in tangible material conspicuously marked as confidential, or which is disclosed by such party to the other orally or in other intangible form and designated as confidential at that time of such disclosure and is reduced to writing conspicuously marked as confidential and sent to such other party within thirty (30) days after such disclosure it obtains from the disclosing party are the confidential property of the disclosing party (“Confidential Information”), and the receiving party agrees to keep such Confidential Information in confidence and not to disclose the same to any third party for a period of three (3) years after such disclosure provided that it is identified as confidential at the time of disclosure. The Software, Documentation and related information of Seven shall be deemed Confidential Information hereunder without any further marking or designation. Except as expressly and unambiguously allowed herein, each party will hold in confidence and not use or disclose any Confidential Information of the other party. This nondisclosure obligation will not apply to information which a party can document is generally available to the public (other than through breach of this Agreement) or which was in the possession of the receiving party prior to receipt of the Confidential Information, or which is legitimately obtained by the receiving party from a third party without any confidentiality obligation or which is at that time developed by the receiving party independently. Notwithstanding anything contained herein, VAR may disclose Confidential Information disclosed by Seven to Licensee and subcontractors and subsidiaries of VAR to the extent necessary for the purpose of this Agreement, provided that, prior to such subcontractors and subsidiaries confidentiality obligations similar to those contained herein Because of the unique and proprietary nature of the Confidential Information, it is understood and agreed that each party’s remedies at law for a breach by the other party of its obligations under this Section 10 will be inadequate and that the non-breaching party will be entitled to equitable relief (including without limitation provisional and permanent injunctive relief and specific performance) in addition to any other remedies.

12. Termination.

This Agreement will terminate upon the earlier of: (a) upon expiration of the Term; (b) ninety (90) days after notice from one party of any material breach by the other party remaining uncured at the end of such notice period; if Licensee requires continuous service, Seven shall either (1) enter into good faith negotiations to support Licensee directly or (2) support Licensee through a third party subject to mutually acceptable commercial terms between third party and Seven. (c) immediately upon the commencement of any bankruptcy proceeding (or other insolvency proceeding) or the dissolution of either party or (d) [* * *] after the Effective Date if notice is not received pursuant to the License Activation provision of Exhibit A, and neither party shall have any liabilities or obligations to the other under this Agreement except for those relating to the use of the software for trial and internal use as set-forth in Exhibit H and any payments therefore. This Agreement shall automatically renew at the end of the Term for successive one (1) year terms unless either party provides written notice to the other of termination at least ninety (90) days prior to expiration of the then–current term. All pricing terms set forth in this Agreement (and Exhibits) shall be subject to adjustment upon mutual agreement by VAR and Seven in writing upon each annual renewal term.

13. Effect of Termination. Upon expiration or termination of this Agreement for any reason: (a) subscriber licenses granted by Seven and paid for by VAR shall survive in perpetuity; (b) all other license rights hereunder (including any license rights granted by VAR to Licensees) shall become null and void, except that in the event such termination is prior to the end of the Term and is not for VAR’s breach and VAR remains current in its obligations hereunder then (i) any licenses granted by VAR to Licensees and by Licensees to Subscribers hereunder shall survive and remain in effect for the duration of their terms, and (ii) VAR may retain a limited right to use the Software solely to fulfill obligations to Licensees for routine maintenance and support services contracted for prior to such termination; (iii) VAR will surrender all copies of Confidential Information, catalogs, literature and other Seven materials in its possession or control, or at Seven’s option, destroy such materials and provide Seven with a certificate signed by an executive officer attesting to the destruction thereof; and (c) all outstanding obligations or commitments of either party to pay amounts to the other party, if any, will become immediately due and payable. Sections 4 (License Restrictions), 5(d-f) (VAR Obligations), 8 (Orders, Fees and Payment Terms), 9 (Audits), 10 (a) (Ownership), 11 (Confidential Information), 12 (Termination), 13 (Effect of Termination), 14 (Indemnification), 15.3 (Warranty Disclaimer), 16 (Limitation of Liability), 17 (Export Control), 18.3 (Use of Escrow Material) and 19 (General) of this Agreement will survive any expiration or termination of this Agreement. Termination is not an exclusive remedy and all other remedies will be available whether or not termination occurs.

14. Indemnification. Seven shall indemnify and hold harmless VAR from and against damages, settlements and expenses (including reasonable attorney’s fees) arising from any claim of infringement of a Japan patent, Japan copyright, or Japan trademark asserted against VAR by a third party based upon VAR’s authorized use of the Software, provided that Seven shall have received from VAR: (i) prompt notice of such claim (but in any event notice in sufficient time for Seven to respond without prejudice); (ii) the exclusive right to control and direct the

* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

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investigation, defense, and/or settlement of such claim; and (iii) all reasonable cooperation of VAR. If VAR’s use of any of the Software is, or in Seven’s opinion is likely to be, enjoined due to the type of infringement specified above, or if required by settlement, Seven may, in its sole discretion: (a) substitute for the Software substantially functionally similar programs and documentation; (b) procure for the right to continue using the Software; or if (a) and (b) are commercially impracticable, (c) terminate the Agreement and refund to the license fee paid by VAR. The foregoing indemnification obligation of Seven shall not apply: (1) if the Software is modified by any party other than Seven, but solely to the extent the alleged infringement is caused by such modification; (2) the Software is combined with other non-Seven products or process not authorized by Seven, but solely to the extent the alleged infringement is caused by such combination; (3) to any unauthorized use of the Software; or (4) to any third-party code contained within the Software. THIS SECTION 14 SETS FORTH SEVEN’S SOLE LIABILITY AND VAR’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO ANY CLAIM OF INTELLECTUAL PROPERTY INFRINGEMENT. VAR will defend, indemnify and hold Seven harmless against any claims, damages, settlements and expenses (including reasonable attorney’s fees): (i) excluded from Seven’s indemnity obligation; or (ii) arising out of any action or omission by VAR, or its Licensees, relating to the Software. The foregoing states the parties’ entire rights and liabilities with respect to the infringement of third party intellectual property rights.

15. Warranty and Disclaimer.

15.1 Limited Warranty. Seven warrants to VAR that for a period of [* * *] from Software delivery (the “Warranty Period”), the Software shall operate in substantial conformity with the Documentation. Seven’s sole liability (and VAR’s exclusive remedy) for any breach of this warranty shall be, in Seven’s sole discretion, to use commercially reasonable efforts to provide VAR with an error-correction or work-around which corrects the reported non-conformity, or if Seven determines such remedies to be impracticable within a reasonable period of time, to refund the license fee paid for the Software. Seven shall have no obligation with respect to a warranty claim unless notified of such claim within the Warranty Period.

15.2 Exclusions. The above warranty shall not apply: (i) if the Software is used with hardware or software not mutually agreed in writing by Seven and NEC; (ii) if any modifications are made to the Software by VAR or any third party; (iii) to defects in the Software due to accident, abuse or improper use by VAR or any Licensee or Subscriber; or (iv) to Software provided on a no charge or evaluation basis or pursuant to Exhibit H.

15.3 Disclaimer. EXCEPT AS EXPRESSLY STATED HEREIN, SEVEN MAKES NO WARRANTIES OR REPRESENTATIONS AS TO SOFTWARE OR AS TO ANY SERVICES RENDERED TO VAR. SEVEN DISCLAIMS ALL OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INTERRUPTION OF USE. VAR will make no representation or warranty concerning the quality, performance or other characteristics of Software other than those which are consistent in all respects with, and do not expand the scope of, the warranties expressly stated herein.

16. Limitation of Liability.

(a) NEITHER PARTY SHALL BE LIABLE FOR ANY LOSS OF USE, LOST DATA, FAILURE OF SECURITY MECHANISMS, INTERRUPTION OF BUSINESS, OR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE. THIS SECTION 16a) SHALL NOT APPLY TO VAR AND SEVEN WITH RESPECT TO ANY CLAIM ARISING UNDER THE SECTIONS TITLED “CONFIDENTIAL INFORMATION”.

(b) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, EACH PARTIES ENTIRE LIABILITY UNDER THIS AGREEMENT, UNDER ANY CAUSE OF ACTION OR CLAIM, SHALL NOT EXCEED [* * *].

(c) The parties agree that the limitations specified in this Section 14 will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

17. Export Control. VAR will not export or allow the export or re-export of any Software or Confidential Information or any direct product thereof from the US or otherwise in violation of any laws or regulations.

18. Source Code Escrow.

18.1 Establishment of Escrow. Within ninety (90) days of receipt of written request from VAR, Seven agrees to add VAR as a beneficiary under its technology escrow agreement (“Escrow Agreement”) with an escrow company (“Escrow Agent”). Seven agrees to provide the Escrow Agent with the Deposit Materials within ninety (90) days of the escrow establishment date and each subsequent major release of the Software. The standard annual fee charged by the Escrow Agent to maintain VAR as a beneficiary under the Escrow Agreement shall be the responsibility of VAR and VAR shall cease to be a beneficiary of the Escrow Agreement upon the earlier to occur of (i) failure by VAR to pay such annual fee or (ii) termination of this Agreement.

18.2 Release from Escrow. The Deposit Materials shall be released from deposit for use by VAR consistent with the procedure set forth in the Escrow Agreement only in the event that:

(a) Seven files for liquidation or reorganization under the United States Bankruptcy Code or similar federal or state law (and such filing is not dismissed within ninety (90) days thereof); or

(b) Seven ceases to do business in the ordinary course without a successor.

Any written notice by VAR to Seven under this section must be copied to the CEO of Seven and make reference to VAR’s intent to seek an escrow release.

18.3 Use of Escrow Materials. Upon proper release of the Deposit Materials from escrow, VAR shall have the right to use the Deposit Materials solely to update, modify, and correct the Software in connection with its licensed use under the terms of this Agreement. VAR agrees to maintain the Deposit Materials in the highest possible confidence and not to disclose the

* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

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Deposit Materials (or any part thereof) to any party. All modifications or derivative works created through the use of the Deposit Materials shall be deemed Software governed by the terms of this Agreement. VAR shall cease use of and return all copies of the Deposit Materials to Seven in the event Seven or a successor has resumed contractually required support and maintenance for the Software for a continuous period of ninety (90) days.

19. General.

(a) Seven reserves the rights to modify the Software as reasonably required.

(b) VAR will include the following legend in all agreements and in or with all Software distributed or otherwise licensed to, the US Government and will ensure that no other governmental entity receives greater rights. “As defined in FAR section 2.101, the software and accompanying documentation licensed in this agreement are “commercial items” and according to DFAR section 252.227-7014(a)(1) and (5) these items are deemed to be “commercial computer software” and “commercial computer software documentation.” Consistent with DFAR section 227.7202 and FAR section 12.212, any use modification, reproduction, release, performance, display, or disclosure of such commercial software or commercial software documentation by the US. Government will be governed solely by the terms of the applicable end user license and will be prohibited except to the extent expressly permitted by the terms of that license.

(c) This Agreement is not assignable or transferable by VAR without the prior written consent of Seven; any attempt to do so will be null and void. Seven may assign this Agreement to an assignee or transferee of all or substantially all of its assets pursuant to a merger, acquisition or otherwise. In the event of merger or acquisition, SEVEN and VAR shall begin joint discussions on how best to protect Licensee’s expectation of performance of this agreement.

(d) Parties agree that they are each independent contractors and nothing in this Agreement will be deemed to establish a joint venture, partnership, agency or employment relationship between the parties. Neither party has the right or authority to assume or create any obligation or responsibility on behalf of the other.

(e) Any notice, report, approval or consent required or permitted hereunder will be in writing via certified mail, return receipt requested to a party at the addresses first set forth herein. Any waivers or amendments will be effective only if made in writing. Any different or additional terms of any purchase order, confirmation, or similar form, even if signed by the parties after the date hereof, will have no force or effect.

(f) If any provision of this Agreement is unenforceable or invalid, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable. This Agreement will be construed under the laws of the State of New York, without regard to conflicts of laws provisions thereof, and without regard to the United Nations Convention on the International Sale of Goods. Any and all disputes arising directly or indirectly out of or relating in any way to this Agreement, (excluding actions relating to Seven’s ownership and intellectual property rights in the Software) which can not be satisfactorily resolved by the parties shall be submitted to binding arbitration pursuant to the Rules then in effect of Conciliation and Arbitration of the International Chamber of Commerce (Paris). Arbitration shall be held in the city and country where the respondent resides and shall be conducted in the English language. The arbitrator(s) shall decide the matters submitted to them based upon the evidence presented and the terms of this Agreement and arbitrator(s) shall issue a written award which shall state the basis of the award and include findings of fact and conclusions of law. The award of the arbitration shall be final, non-appealable and binding upon the parties and their respective successors and permitted assigns. Judgment upon the award may be entered in any court having the jurisdiction thereof. Actions relating to Seven’s ownership and intellectual property rights in under this Agreement (“IP Actions”) will be construed under the laws of the State of New York, without regard to conflicts of laws provisions thereof, and without regard to the United Nations Convention on the International Sale of Goods. Unless waived by Seven in its sole discretion, the jurisdiction and venue for such IP Actions shall be the State of New York and United States federal courts located in New York, New York, and both parties hereby submit to the personal jurisdiction of such courts.

(g) This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes all previous written and oral agreements and communications relating to the subject matter of this Agreement. In any action relating to the subject matter of this Agreement, the prevailing party will be entitled to recover reasonable legal fees and related costs.

(h) Neither party shall be liable to the other for any delay or failure to perform any obligation under this Agreement (except for a failure to pay fees) if the delay or failure is due to unforeseen events, which occur after the signing of this Agreement and which are beyond the reasonable control of the parties, such as strikes, blockade, war, terrorism, riots, natural disasters, refusal of license by the government or other governmental agencies, in so far as such an event prevents or delays the affected party from fulfilling its obligations and such party is not able to prevent or remove the force majeure at reasonable cost.

(i) VAR reserves the right to sell and license its own and third party software and to provide services to any third party, whether or not that third party is a Seven customer and whether or not that third party is in the Territory.

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EXHIBIT A

KEY TERMS

Licensed Product: System SEVEN Mobile Groupware for Personal Edition.

Server Module	Desktop Client	Device Client	Included Software / Services	Not included Software / Services
System SEVEN Personal Edition for Mobile Groupware (Solaris operating system)	System SEVEN Personal Edition desktop connectivity software (Windows operating system)	Not licensed	• [* * *] • [* * *] • [* * *] • [* * *] • [* * *]	[* * *] • [* * *] • [* * *] • [* * *] • [* * *] • [* * *] • [* * *]

License Activation: The licenses, rights, and obligations in this Agreement are activated upon VAR providing written notice to Seven that VAR has been selected by a Licensee to distribute the Software along with the issuance of a one-time Purchase Order (for total amount of contract) from VAR to Seven on or before [* * *]. Prior to receipt of such notice and Purchase Order, neither Seven nor VAR has any obligation under this Agreement except for those related to the use of the software for trial and internal use as set-forth in Exhibit H (including fee payments). Upon receipt of such notice from VAR, the rights and obligations conferred under this Agreement shall be activated and effective. If notice is not received by [* * *], this Agreement shall terminate pursuant to Section 11 of this Agreement.

Term:  24 months from the Effective Date.

Licensee: DoCoMo.	Additional Licensees may be added subject to written approval by Seven.

Territory: Japan	and any other country mutually agreed to in writing by VAR and Seven.

Additional Licensees: Additional Licensees may be added to this Agreement subject to written approval by Seven.

Meeting Obligations: The parties agree to meet on a quarterly basis to review relationship and further market opportunities beyond the wireless market. VAR and Seven also will agree to review Licensee status, marketing initiatives, sales forecasts, rollout plans by device, engineering timelines for future versions, and reporting of Licensee subscriber information. The parties agree to discuss forecasts and product roadmap expectations jointly with Licensees as required.

Documentation: Installation Guide, Lotus Domino Configuration Guide, Microsoft Exchange Configuration Guide, Operator Administrator Guide, and Personal Edition User Guide, which shall be updated and modified by Seven as required from time to time.

* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

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EXHIBIT A-1

JAPANESE LOCALIZED VERSION CONTINUED

The Software shall consist of the following components: the localized version of the Licensed Product for Japan, Documentation, and Training Materials, which shall be delivered pursuant to Section 3(a) of this Agreement. The components are further described below:

JLV:

•	Will correctly handle [* * *].

•	All End User and Carrier product interfaces will be presented in [* * *].

•	Carrier and SEVEN facing diagnostic messages will [* * *]

■	Log Files

•	Configuration files [* * *]

•	Japanese Locale Preferences supported

•	[* * *] to Japanese standard

•	[* * *] support

•	[* * *] to Japanese standard

•	Japanese 3rd Party Product Support

•	As stated in corresponding current feature list of published by SEVEN

DOCUMENTATION

•	All Documentation (manuals and on-line help) relating to the JLV shall be [* * *].

•	All Documentation will be generic branded according to SEVEN Branding Guidelines.

•	Product screenshots in the Documentation shall not be localized or translated.

•	If Carrier branding is requested by Licensee, this work may be performed by SEVEN on a time and materials basis according to the rates contained within Exhibit B, Professional Services.

TRAINING MATERIALS

•	All Carrier facing Training Material relating to the Licensed Product shall be [* * *].

•	All Carrier facing Training Material will be delivered according to SEVEN Branding Guidelines.

•	Product Screenshots in Training Materials shall not be localized or translated.

•	If Carrier branding is requested by NEC, this work may be performed by SEVEN on a time and materials basis according to the conditions contained within Exhibit B, Professional Services.

•	Notwithstanding Section 2(c) of this agreement, Translated Training Material WILL ONLY be provided after each Major Release, within [* * *] of that Major Release.

* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission

Confidential	Page 8 of 30	1/30/03

EXHIBIT B

DoCoMo PRICING SCHEDULE CONTINUED

This Exhibit sets forth the fees and payments for licenses granted by VAR to DoCoMo under this Agreement. For any such licenses, VAR shall pay the following fees to Seven in accordance with the payment schedule set forth below:

1. LICENSE FEES:

A.	LICENSE FEES

VAR shall pay to Seven a one time license fee for each unique Subscriber as set forth in the Fee Chart below (“License Fee”). The License Fees shall be calculated based upon reports provided to Seven in accordance with Exhibit G showing the net number of Subscribers each month. Licenses may be transferred between end users of a single Licensee; however, each Subscriber must have a valid license at all times. Net Subscribers shall be equal to [* * *]. By way of example, [* * *]. Licenses may not be transferred between Licensees. The License Fees shall be due to Seven without respect to whether any corresponding fees have actually been charged or received by Licensee with respect to the applicable Subscriber.

B.	TRIAL/NEC INTERNAL USE

VAR shall pay to Seven every quarter a fee in the amount set forth in the Fee Chart below for its right to use the Software to provide demonstrations, conduct performance and interoperability testing, provide customer support and otherwise discharge its obligations under this Agreement (the “Trial License Fee”).

C.	MINIMUM COMMITMENT AND PRE-PAYMENTS

VAR shall pay Seven an advance minimum prepay for License Fees pursuant to the Fee Chart below. The minimum commitment is either [* * *]. The minimum commitment prepayment of License Fees shall be used as a credit against actual License Fees incurred during the term of this Agreement. Any pre-payments are non-refundable. Fees for licenses purchased in quantities less than the minimum commitment shall be pursuant to the standard fee schedules set forth in Exhibit J.

2. SERVICES FEES:

A.	SUPPORT AND MAINTENANCE FEES.

VAR shall pay Seven a monthly support and maintenance fee for Seven’s back-line support equal to [* * *] specified in the Fee Chart below [* * *] (the “Support and Maintenance Fee”). The maintenance period shall begin ninety-days (90) days after initial Software delivery. VAR shall pay the Support and Maintenance Fee in the amount and timeframe as specified in the Fee Chart for the first year (2003) and thereafter annually, the first day of each 12-month period anniversary of the initial Support and Maintenance payment. The Support and Maintenance Fee shall be used as a credit against actual Support and Maintenance Fees due during the year for which such fee was paid only and Licensee shall resume quarterly payments if the Support and Maintenance Fee amount is consumed prior to the end of such year. In no event shall VAR be entitled to a refund (or credit of any type) for any portion of the Support and Maintenance Fee payment that remains unused at the end of a year.

B.	PROFESSIONAL SERVICES FEES

VAR shall pay Seven the Professional Services fees set forth in the Fee Chart below for each day of Professional Services delivered to Licensee under the Agreement. Travel and reasonable expenses shall be due in addition to service fees.

* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission

Confidential	Page 9 of 30	1/30/03

EXHIBIT B

DOCOMO PRICING SCHEDULE CONTINUED

FEE CHART

LICENSE AND SUPPORT

License Fees:	[* * *]
Support and Maintenance Fee	[* * *]
Trial/NEC Internal Use	[* * *]

Note: the above Fee Chart reflects all applicable discounts and such fees are valid for the term of this Agreement. Fees for licenses purchased in quantities less than the minimum commitment shall be negotiated pursuant to the standard fee schedules set-forth in Exhibit J.

PROFESSIONAL SERVICES

SEVEN GLOBAL SERVICES	HOURLY RATE (USD)	DAILY RATE (USD)
Program Manager	[* * *]	[* * *]
Project Manager, Technical Architect	[* * *]	[* * *]
Senior Marketing Consultant	[* * *]	[* * *]
Senior Consultant, Senior Engineer, Trainer	[* * *]	[* * *]
Consultant, Engineer, Writer	[* * *]	[* * *]

Note: Rates do not include Travel and Lodging (T&L) expenses should they be necessary.

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Confidential	Page 10 of 30	1/30/03

EXHIBIT B CONTINUED

DOCOMO PRICING SCHEDULE

3. PAYMENT SCHEDULE:

Payment:	Due Date:
License Fees
Advance Pre-payment	[* * *]
Monthly Fees	[* * *]
Support & Maintenance:
Advance Pre-payment Annual Fees	[* * *]
Annually from Initial Support & Maintenance	[* * *]
Trial/NEC Internal Use	[* * *]
Professional Services	[* * *]

Any other fees or services not specified above are due [* * *] from the date of invoice.

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Confidential	Page 11 of 30	1/30/03

EXHIBIT C

SUPPORT AND MAINTENANCE

1.	Definitions. Terms not defined below shall have the same definitions as in the Master VAR Agreement.

Error: means an error in the Seven Software, which significantly degrades such Software as compared to Seven’s published performance specifications, which may be designated as a Priority 1, Priority 2, or Priority 3 Error, as described below.

Major Releases: means generally commercially released major new releases, modifications and/or enhancements to the same Software product as designated by a change in the number to the left of the decimal in the version number. Major Releases do not include separate or different products marketed by Licensor under a different name even if such products are compatible with the Software.

Minor Releases: means generally commercially released code corrections, patches, updates and minor version releases of the same Software product as designated by a change in the number to the right of the decimal in the version number.

Tier 1: means helpline support, which includes problem intake and general guidance in use of major features of the product.

Tier 2: means next level guidance in the product and problem resolution, including general problem diagnosis, provision of known workarounds and resolutions, further internal escalation and fault ticket filing and communication with Seven support as necessary.

Tier 3: means expert code level assistance in resolving Errors in the Software provided by Seven support technicians directly to VAR.

2.	Support Services. Support Services consist of the following: (i) email and telephone support regarding use and deployment of the Software from [* * *] in VAR’s region, [* * *] (excluding holidays) to designated VAR employees who have received and have current technical training on the Licensed Product (“Support”); (ii) Support for Priority 1 and 2 Errors on a [* * *] basis; (iii) a designated support contact as the primary liaison between Seven and VAR for all support related issues; (iv) Major and Minor Releases of the same Software product(s) licensed by VAR (“Maintenance”) and (v) support with respect to Errors as set forth in Section 3 below. All services of Seven hereunder shall be Tier 3 only; Seven shall not be obligated to provide any Maintenance or Support directly to any Licensee or Subscriber. VAR will perform all necessary initial problem analysis, diagnosis, and replication of the problem at VAR location prior to contacting Seven.

3.	Error Designation, Priority and Feedback/Resolution. Seven will (a) verify VAR detected Errors, provided that the Errors can be recreated with an unmodified version of the Software and (b) determine the severity of the support request and whether the support request is a Priority 1 Error, a Priority 2 Error, a Priority 3 Error (as each is described below) or not an Error. Seven will use reasonable commercial efforts to correct Errors reported by VAR and verified by Seven in accordance with the priority level reasonably assigned to such Error by Seven. The following guidelines will be used to determine priority of Errors and response and resolution timelines. Times are measured from time of receipt of notification.

Error Priority	Description

Urgent Priority 1	All or critical portion of the Seven application is inoperative and business is being immediately and substantially impacted. No work can be done. Time critical and preventing use by a large number of users.

High / Priority 2	High use application feature/function is significantly adversely affected or renders service as inoperative. Productivity is being substantially compromised; work can be done but not at a substantial capacity. Time critical and affecting some users, and no alternative methods of usage are available.

Medium Priority 3	Application has encountered a not immediately critical problem or defect. Non-time critical problem affecting at least one user. (Issues involving a single user where they are not able to use whole or part of the system). Workarounds may be available.

Low / Priority 4	Requests for Seven application/solution information or query. Low priority or performance problem with little or no usage impact. Non-time critical application problem affecting at least one user.

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Confidential	Page 12 of 30	1/30/03

EXHIBIT C

SUPPORT AND MAINTENANCE CONTINUED

Priority	First Feedback	Targeted Follow-up Feedback (status update)	Resolution
Urgent	[* * *]	[* * *]	[* * *]
High	[* * *]	[* * *]	[* * *]
Medium	[* * *]	[* * *]	[* * *]
Low	[* * *]	[* * *]	[* * *]

4.	Mandatory Information for Incident Reporting. For each incident of a suspected Error, VAR will provide information that facilitates timely problem determination and resolution. Seven will verify information and if any information is missing the incident will be returned to VAR for completion. If all necessary information has been delivered, Seven will begin resolving the incident and provide feedback to VAR. At a minimum, VAR will provide the information listed below during the initial phone call and by subsequent email (in English) for all reported incidents. All Priority 1 and Priority 2 Errors must be reported first by telephone and confirming email. Email notification for all other Errors is sufficient. Required incident information:

•	Seven Software being used.

•	Subscriber/Enterprise identification (phone# and user id)

•	Time and Date of the transaction in question.

•	Description of the incident.

•	Severity of the incident or problem.

•	List of those actions taken by VAR to verify the incident.

•	List of those actions taken by VAR in attempts to resolve the incident.

5.	If Seven believes that a problem reported by VAR may not be due to an Error in the Software, Seven will so notify VAR. At that time, VAR may (1) instruct Seven to proceed with problem determination at its possible expense as set forth below, or (2) instruct Seven that VAR does not wish the problem pursued at its possible expense. If VAR requests that Seven proceed with problem determination at its possible expense and SEVEN determines that the error was not due to an Error in the Software, VAR shall pay Seven, at Seven’s then-current and standard consulting rates, for all work performed in connection with such determination, plus reasonable related expenses incurred therewith. VAR shall not be liable for (i) problem determination or repair to the extent problems are due to Errors in the Software; or (ii) work performed under this paragraph in excess of its instructions; or (iii) work performed after VAR has notified Seven that it no longer wishes work on the problem determination to be continued at its possible expense (such notice shall be deemed given when actually received by Seven). If VAR instructs Seven that it does not wish the problem pursued at its possible expense or if such determination requires effort in excess of VAR’s instructions, Seven may, at its sole discretion, elect not to investigate the error with no liability therefore.

6.	Support Escalations. Escalations to higher levels of management will occur if response times or resolution expectations are not met. Seven and VAR shall provide 3 levels of escalation contacts through VP levels, including name, email address and office number.

* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Confidential	Page 13 of 30	1/30/03

EXHIBIT C

SUPPORT AND MAINTENANCE CONTINUED

7.	No Back Support. SEVEN shall initially provide support and maintenance services under this schedule for the current release of the Software and [* * *], until the earlier to occur of: (i) [* * *], from which date SEVEN shall provide ongoing Support Services under this Schedule for the current release of the Software and [* * *]. For all new major releases SEVEN will give VAR at least 3 months written notice of the availability of any upgrade.

8.	Exclusions. The following are excluded from Seven’s Support and Maintenance obligations: (i) Software that is used on or in conjunction with hardware or software other than as specified in the Documentation; (ii) altered or modified Software, unless altered or modified by Seven; (iii) defects in the Software due to accident, hardware malfunction, abuse or improper use; (iv) any version of the Software for which Maintenance services have been discontinued by Seven; (v) evaluation software or other software provided at no charge; and (vi) any Software sold separately by Seven, including, without limitation, consulting code, unless generally made available to Seven’s Support and Maintenance customers at no additional charge for the applicable Software. Support Services provided hereunder relate only to Seven developed technologies. Assistance with 3rd Party technologies (such as Microsoft Exchange, Lotus Domino, configurations of firewalls, VPN, and SSL certificates) is available from Seven at Seven’s then current consulting services rates.

9.	Professional Services. If on-site technical support or other consulting is required by VAR, VAR will pay Seven in accordance with the Global Services rate set forth in Exhibit B. The appropriate hourly rate will be paid for each billable hour that is documented and submitted with a valid invoice. VAR will reimburse Seven for reasonable travel, living, and other documented expenses pre-authorized by VAR in writing. Such additional professional services for which there are additional charges must be pre-authorized in writing by VAR. VAR shall have the right to use anything delivered as part of Support and Maintenance and professional services subject to the terms of its license to use the Software, but Seven shall retain all right, title and interest in and to any such work product, code or Software and any derivative, enhancement or modification thereof created by Seven (or its agents).

10.	Not a Warranty. THESE TERMS AND CONDITIONS CONSTITUTE A SERVICE CONTRACT AND NOT A PRODUCT WARRANTY. ALL PRODUCTS AND MATERIALS RELATED THERETO ARE SUBJECT EXCLUSIVELY TO THE WARRANTIES SET FORTH IN THE AGREEMENT. THIS ATTACHMENT IS AN ADDITIONAL PART OF THE AGREEMENT AND DOES NOT CHANGE OR SUPERCEDE ANY TERM OF THE AGREEMENT EXCEPT TO THE EXTENT UNAMBIGUOUSLY CONTRARY THERETO.

* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Confidential	Page 14 of 30	1/30/03

EXHIBIT D

— Intentionally Deleted —

Confidential	Page 15 of 30	1/30/03

EXHIBIT E

CO-MARKETING REQUIREMENTS

1.	Introduction

This Exhibit describes the marketing efforts between SEVEN andVAR based on the SEVEN service and is agreed to for the duration of the Term, including renewals and extensions, of this Agreement.

2.	Joint Marketing Activities

•	Joint Product Launch Announcement

•	Media Outreach

•	VAR and SEVEN will prepare a joint press release support service launch and agree to include and name SEVEN as the software provider in said press releases and selected media materials produced as part of promoting the service.

•	SEVEN is allowed to use the names and trademarks of the VAR and Licensee in news and press announcements regarding service.

•	SEVEN can announce VAR as customerwithin 45 days of agreement signing with supporting quotes from appropriate parties.

•	Press & Analyst Meetings

The VAR agrees to be a reference in agreed to press and analyst meetings regarding SEVEN Software and the deployed service. Approval for such references must be gained from all parties for each instance of use at least four weeks prior to said meetings or announcements, which approval will not be unreasonably withheld.

•	Referral Statement

•	SEVEN will create a reference statement for the VAR that SEVEN will be able to use in promotional materials and on their website for the duration of the business agreement. The VAR will review their statement and will provide approval for its use on a continuing basis.

•	Web Site

•	Subject to VAR approval in advance, SEVEN will be allowed to use the VAR names & logos on its web site and marketing collateral consistent with the marketing.

•	VAR will maintain the “SEVEN Corporate Symbol” logo on its web site pertaining to the SEVEN service with a link to SEVEN website. VAR will include a brief statement on SEVEN and the service they provide.

•	Internal VAR Promotion

•	VAR will on a commercially reasonable basis promote SEVEN Service internally to other departments and divisions within NEC, including, but not limited to device group, marketing, and other carrier service groups.

•	Tradeshows

•	The VAR will use commercially reasonable efforts to attend tradeshows for the promotion of the SEVEN service with SEVEN and agree on appropriate joint marketing initiatives.

•	Product Documentation

•	SEVEN agrees to provide mutually agreed upon product collateral (to be delivered in electronic format) to the VAR and Licensee for use in the promotion of the service. These documents may include but are not limited to feature lists, user guides, FAQs and technical and security white papers.

•	The VAR will have the right to brand these documents with their respective brands for their markets and agree to include the SEVEN copyright statements on each document.

•	All SEVEN product documentation will include SEVEN’s copyright and trademarks and branding. Marketing material that uses SEVEN content and/or images will include the appropriate copyright, trademarks and property ownership clauses as approved by SEVEN.

Confidential	Page 16 of 30	1/30/03

EXHIBIT F

DEVICE SUPPORT AND CERTIFICATION

System SEVEN Device Program

As part of Seven’s Support and Maintenance Fees, the VAR is automatically enrolled in the System SEVEN Device Program (“SSDP”). The SSDP provides operators with a simple process for supporting devices on SEVEN Software.

The SSDP is comprised of two different programs based on class of devices:

•	Browser-based Devices Support Program—provides a process for supporting devices that access System SEVEN using a standard browser interface.

•	Smart Devices Support Program—provides a process for supporting devices with resident clients for offline access and synchronization via System SEVEN.

Browser-based Devices Support Program

As part of the System SEVEN Device Program, SEVEN provides the VAR with the following resources for supporting browser-based devices for use with the SEVEN Software:

1.	Custom Browser Templates—A set of custom templates for each browser supported by SEVEN software. A complete list of the supported browsers and reference platforms (devices and gateways) used to test the browsers will be included in the System SEVEN Detailed Feature List, a SEVEN-provided document describing the specifications of each release of the SEVEN Software.

(a)	The VAR is responsible for testing all specific devices for browser compliance and for Licensee network testing. SEVEN can provide resources for testing on a time and material cost basis as per Exhibit B.

(b)	The VAR may request the addition of new browsers to the System SEVEN supported list. New browser requests will be priced on a time and materials cost basis as per Exhibit B.

(c)	SEVEN reserves the right to discontinue support for a browser version [* * *] after the browser vendor discontinues support or after [* * *] of the browser.

2.	Software Fixes for Supported Templates—As part of the SSDP, the VAR will receive fixes for SEVEN’s Software bugs found with supported browsers.

(a)	SEVEN will deem that a specific handset issues is a SEVEN Software bug if the issue is reproducible in the Browser reference platforms as outlined in the System SEVEN Detailed Feature List.

(b)	If the issue is not reproducible in the reference platform, SEVEN will consider it a Custom Handset Issue. Custom Handset Issues can be addressed upon request and will be priced on a time and material cost basis as per Exhibit B where feasible.

(c)	The release vehicles and timing for SEVEN Software bugs will be governed by the mutually agreed SLA, defined in Exhibit C, as well as mutually agreed timelines between SEVEN and the VAR.

3.	SEVEN Device Library—The SEVEN Device Library is a reference table used to optimize the browser experience on specific devices by taking into account the devices specific memory capabilities. The SEVEN Device Library is comprised of all handsets requested by System SEVEN enabled operators. A VAR can add their specific devices to the SEVEN Device Library at no charge as follows:

(a)	The VAR must provide SEVEN with the User Agent String, Phone Make/Model, and Support Deck Size for the respective devices.

(b)	SEVEN will provide the VAR with a test system with the updated SEVEN Device Library within [* * *] of receiving the above information.

(c)	Once the VAR has tested the respective devices, deployments to production will be as mutually agreed in writing between SEVEN and the VAR.

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Confidential	Page 17 of 30	1/30/03

EXHIBIT F

DEVICE SUPPORT AND CERTIFICATION Continued

SEVEN Smart Devices Support Program (optional if Smart Devices are also being licensed)

As part of the System SEVEN Device Program, SEVEN will provide the VAR with the following resources for supporting Smart Devices with resident clients for offline access and synchronization using System SEVEN:

1.	SEVEN Certified List of Devices—The VAR shall receive support for the current list of certified devices. Devices are added to the SEVEN Certified List after enrolling in and passing the SEVEN Smart Device Certification Program administered by SEVEN. The SEVEN Certified List of Devices is included in the Detailed System SEVEN detailed Feature List.

(a)	The VAR is responsible for performing network testing for the certified devices/clients.

(b)	SEVEN reserves the right to discontinue support for certified devices [* * *] after the original device shipment date.

(c)	The VAR can request that new devices be added to the SEVEN Certified List. The process is described under SEVEN Smart Device Certification Program.

2.	Software Fixes—The VAR will receive fixes as released by SEVEN for SEVEN Software bugs found with SEVEN certified devices.

(a)	The release vehicles and timing for SEVEN Software bugs will be governed by the mutually agreed SLA defined in Exhibit C as well as other mutually agreed timelines between SEVEN and the VAR.

(b)	SEVEN does not commit to providing software fixes for devices not included in the SEVEN Certified List.

3.	Acceleration of Operating Systems on the System SEVEN Roadmap. The VAR can request that SEVEN accelerate the development of an operating system in the System SEVEN Roadmap under the following terms. For example, if an operator requested Symbian support in Q1 instead of Q3. Costs are included to justify the additional resources required to accelerate the development and testing.

(a)	Cost: Time and material cost basis as per Exhibit B (cost estimate of [* * *] per operating system, assuming it is already on the roadmap).

(b)	Device Certification: SEVEN will certify [* * *] for the operating system at [* * *] beyond the cost in (a) above. The device will be added to the SEVEN Certified List.

•	SEVEN reserves the right to discontinue support for certified devices [* * *] after the original device shipment date.

•	The VAR will be responsible for providing provisioned devices as outlined in the SEVEN Device Certification Guidelines.

(c)	Timeline: SEVEN and the VAR shall mutually agree on the accelerated timelines upon request.

(d)	If the operating system is not on the SEVEN Roadmap, the addition of the operating system will be negotiated upon request at time and material cost basis as per Schedule 9. For example, support for the Danger device or Linux devices would require the addition of a new operating system to the SEVEN Roadmap.

4.	Smart Device Certification Program—This is where SEVEN provides a device certification program for the VAR and device manufacturers to add devices with supported operating systems to the SEVEN Certified List of Devices. The program is described below. For example, if the VAR is shipping a new Palm OS device not currently in the SEVEN Certified List, e.g. Palm Tungsten W, the VAR can request that SEVEN certify the devices and add it to the SEVEN Certified List.

Smart Device Certification Program

As part of the SEVEN Device Program, the VAR can by enrolling itself as described below, has access to the SEVEN Smart Device Certification Program. The SEVEN Device Certification Program provides device manufacturers and the enrolled VAR with a program for certifying specific device models and mail clients with System SEVEN.

SEVEN Certified Devices obtain the following benefits:

•	Inclusion of device model in the SEVEN certified List of devices available to the VAR.

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Confidential	Page 18 of 30	1/30/03

EXHIBIT F

DEVICE SUPPORT AND CERTIFICATION CONTINUED

•	Access to the SEVEN Advanced Feature Support—System SEVEN provides a set of advanced features that can be enabled for specific device models via the certification program. Examples of advanced features include, but are not limited to, push capability of email, smart power management, and voice integration.

•	Documentation and Support—Inclusion of the device model on all future SEVEN documentation, online help, and support provided for the VAR.

•	SEVEN Powered Branding—All certified device clients, documentation and online help are to include SEVEN Powered branding on clients and device collateral.

The process and cost for certifying devices is as follows

1.	Cost for Certification:

(a)	If the device manufacturer enrolls in the SEVEN Smart Device Certification Program and certifies the specific device model, there is [* * *] cost to the VAR.

(b)	If the device manufacturer does not enroll in SEVEN Smart Device Certification Program, the enrollment cost to the VAR is a time and material cost basis as per Exhibit B (cost estimate of [* * *] per enrollment).

2.	Timeline:

(a)	Scheduled in concurrency with a System SEVEN release.

(b)	The exact release date will be mutually agreed upon between SEVEN and the VAR if enrolled.

3.	Restrictions:

(a)	SEVEN will only certify devices using an already supported Operating System (e.g. Palm OS and Pocket PC). A complete list of certified operating systems is included in the System SEVEN Detailed Feature List.

(b)	SEVEN reserves the right to reject a device for certification based on the device capabilities or lack of handset vendor support.

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately wit the Commission.

Confidential	Page 19 of 30	1/30/03

EXHIBIT G

REPORTING

VAR agrees to provide SEVEN access and reports as set-forth below as tracked within System SEVEN:

•	Number of registered subscribers per month

•	Number of Active Subscribers per month

•	Number of additions and cancellations of subscribers per month

•	Records sufficient to establish the quantity and date of licenses purchased by Licensee, including the name of the Licensee (not tracked within System SEVEN)

VAR will also provide: Number of support calls and escalations to the VAR

Further, VAR agrees to provide the following:

•	A “Marketing Role” account within System SEVEN for access to standard SEVEN reports and logs under approval of Licensee.

•	ubject to Licensee approval, ability for SEVEN to survey the Licensee subscriber base on a quarterly basis for usability feedback and product improvement.

Confidential	Page 20 of 30	1/30/03

EXHIBIT H

TRIAL/NEC INTERNAL USE SOFTWARE GUIDELINES

NEC INTERNAL USE ALLOWED

NEC may use [* * *] installations of the Software for their exclusive internal use during the term of this Agreement. Permitted use shall be restricted to the following:

•	Quality Assurance

•	Integration Testing

•	Staging Purposes in anticipation for Commercial Launch

•	Scalability/Performance Benchmarking

•	Professional Services Development

NEC is permitted to have multiple numbers of the Client Module installed in order to accomplish the above tasks, however, total number of internal users shall not [* * *] without express written permission from SEVEN.

NEC TRIAL USE PERMITTED

NEC shall be permitted use of [* * *]of Licensed Software hosted by NEC at a NEC data facility to be used for trial purposes. The maximum number of end users for such system shall be [* * *]. Trial purpose is defined as pre-sales activity limited to the territory described in Exhibit A.

At all times that Trial system is active, NEC shall create an administration account and mount the administration interface such that it is publicly available on the internet on such system in order for SEVEN to verify the use is consistent with the conditions described above.

NO SUPPORT OBLIGATION

No Support Services (as stated in Exhibit C) are included or provided to NEC for Software used in accordance with this exhibit

If Support is required, Support will be billed on a time and materials basis in accordance with the Professional Service Fees stated within Exhibit B.

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately wit the Commission.

Confidential	Page 21 of 30	1/30/03

EXHIBIT I

SAMPLE END USER LICENSE AGREEMENT

PLEASE READ THIS AGREEMENT CAREFULLY BEFORE ATTEMPTING TO USE THE SOFTWARE AND BEFORE CLICKING ON THE “YES” BUTTON BELOW. This License Agreement (the “Agreement”) grants licensee (“You”), an entity or person, a license to use the licensed software (“Software”) and documentation as specified below. By clicking on the “YES” button, installing, copying or otherwise using the Software, You agree to be bound by the terms of this Agreement.

1. LIMITED LICENSE. LICENSEE/VAR (LICENSEE/VAR) grants You a limited, non-exclusive license to use the Software to access the System SEVEN Personal Edition (“Service”) for Your own individual use.

2. LIMITATIONS ON USE. You may not redistribute the Software or provide others with access to the Service unless otherwise approved by LICENSEE/VAR. You may not create or use any software other than the Software provided by LICENSEE/VAR to access the Service. You may not modify, reverse engineer, decompile or disassemble the Software. You may not adapt, alter, modify, translate, or create derivative works of the Software. You may not sublicense or lease the Software or its documentation or use the Software in a multi-user, network, or multiple computer environment or in a rental, time sharing or computer service business where all participants are not also licensees of the Software. Finally, You may not authorize or assist any third party to do any of the things described in this paragraph.

3. TERMINATION. LICENSEE/VAR may terminate Your Software license with or without cause at any time. Should You breach this Agreement, Your right to use the Service and the Software shall terminate immediately and without notice. You may also terminate this Agreement by simply discontinuing use of the Service and the Software. In the event of any termination of this Agreement, the restrictions on Your use of the Software and Service as set forth in Paragraph 2 (“Limitations on Use”) shall survive such termination, and You agree to be bound by those terms.

4. RELEASE OF SYSTEM CONFIGURATION INFORMATION. You give LICENSEE/VAR the right to obtain and record information pertaining to your system configuration (for example but not limited to your system’s available memory, processing speed, RAM, type of operating system, type of mail server, client version) for use by LICENSEE/VAR in support related issues. This information is for LICENSEE/VAR’s limited use on support matters only and will not be distributed or marketed to any third parties.”

5. NO WARRANTY. YOU ACKNOWLEDGE AND AGREE THAT THE LICENSED SOFTWARE AND ANY SOFTWARE SECURITY FEATURES INCLUDED THEREIN ARE PROVIDED TO YOU ON AN “AS IS” BASIS, WITHOUT ANY WARRANTY OF ANY KIND. LICENSEE/VAR AND SEVEN NETWORKS, INC. EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. LICENSEE/VAR AND SEVEN NETWORKS, INC. MAKE NO WARRANTY THAT THE SOFTWARE WILL MEET YOUR REQUIREMENTS, OR THAT THE SOFTWARE WILL PROVIDE UNINTERRUPTED, TIMELY, SECURE, OR ERROR FREE SERVICES; NOR DOES LICENSEE/VAR OR SEVEN NETWORKS, INC. MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE SOFTWARE OR AS TO THE ACCURACY OR RELIABILITY OF ANY COMMUNICATIONS OR TRANSMISSIONS, OR THE ACCURACY OF ANY TRANSLATION OR ALTERATION OF YOUR TRANSMISSIONS OR DATA, OR THE ACCURACY OF ANY INFORMATION OBTAINED THROUGH THE USE OF THE SOFTWARE OR THAT DEFECTS IN THE SOFTWARE WILL BE CORRECTED. YOU UNDERSTAND AND AGREE THAT ANY MATERIAL AND/OR DATA DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF THE SOFTWARE IS DONE AT YOUR OWN DISCRETION AND RISK AND THAT YOU WILL BE SOLELY RESPONSIBLE FOR ANY DAMAGE TO YOUR COMPUTER SYSTEM OR LOSS OF DATA THAT RESULTS FROM THE DOWNLOAD OF SUCH MATERIAL AND/OR DATA. LICENSEE/VAR AND SEVEN NETWORKS, INC.MAKES NO WARRANTY REGARDING ANY TRANSACTIONS ENTERED INTO USING THE SOFTWARE. LICENSEE/VAR AND SEVEN NETWORKS, INC. ASSUMES NO RESPONSIBILITY FOR THE DELETION OF OR FAILURE TO STORE MESSAGES OR DATA. LICENSEE/VAR AND SEVEN NETWORKS, INC. MAKES NO WARRANTY SAFEGUARDING YOUR PASSWORD(S) AND USER NAME(S) CREATED BY YOU. NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED BY YOU FROM LICENSEE/VAR AND SEVEN NETWORKS, INC. OR THROUGH THE SOFTWARE SHALL CREATE ANY WARRANTY NOT EXPRESSLY MADE HEREIN. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF CERTAIN WARRANTIES, SO SOME OF THE ABOVE EXCLUSIONS MAY NOT APPLY TO YOU.

6. NO LIABILITY FOR CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL LICENSEE/VAR AND SEVEN NETWORKS, INC. BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES, RESULTING FROM THE USE OR THE INABILITY TO USE THE SOFTWARE OR FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS AND SERVICES OR RESULTING FROM ANY GOODS OR SERVICES PURCHASED OR OBTAINED OR MESSAGES RECEIVED OR TRANSACTIONS ENTERED INTO USING THE SOFTWARE OR RESULTING FROM UNAUTHORIZED ACCESS TO OR ALTERATION OF YOUR TRANSMISSIONS OR DATA OR IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS, USE, DATA, COMPUTER FAILURE OR MALFUNCTION OR OTHER INTANGIBLE OR TANGIBLE LOSSES, EVEN IF LICENSEE/VAR AND SEVEN NETWORKS, INC.HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT, OR OTHERWISE). SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO SOME OF THE ABOVE LIMITATIONS MAY NOT APPLY TO YOU.

Confidential	Page 22 of 30	1/30/03

EXHIBIT I

SAMPLE END USER LICENSE AGREEMENT CONTINUED

7. NO OTHER OBLIGATIONS. This Agreement creates no obligations on the part of LICENSEE/VAR or Seven Networks, Inc. other than as specifically set forth herein.

8. INDEMNIFICATION. You agree to indemnify and hold LICENSEE/VAR and Seven Networks, Inc. their subsidiaries, affiliates, directors, officers and employees, harmless from any claim, demand or damage, including reasonable attorneys’ fees, made by any third party due to or arising out of Your use of the Software.

9. PROPRIETARY RIGHTS. Title, ownership rights, and intellectual property rights in the Software shall remain in Seven Networks, Inc. You acknowledge such ownership and intellectual property rights and will not take any action to jeopardize, limit or interfere in any manner with such ownership of or rights with respect to the Software. The Software is protected by copyright and other intellectual property laws of the United States and by international treaties. Title and related rights in the content accessed through the Software is the property of the applicable content owner and is protected by applicable law. The license granted under this Agreement gives You no rights to such content. You agree that any copies of the Software will contain the same proprietary notices, which appear on and in the Software.

10. U.S. GOVERNMENT RESTRICTED RIGHTS. The Licensed Software is considered to be “commercial computer software” pursuant to DFAR Section 227.7202 and FAR Section 12.212, as applicable. Use, duplication or disclosure of the Licensed Software is subject to the restrictions set forth in DFAR Section 227.7202 for military agencies, and FAR Section 12.212 for civilian agencies, and in any successor regulations thereto.

11. EXPORTATION. You agree that You will not use, ship, transfer, export or re-export the Software and/or documentation into any country in violation of any country’s laws.

12. GENERAL TERMS. These Terms will be governed by and construed in accordance with the laws of Japan If any provision of the Agreement is held to be invalid or unenforceable, such provision shall be struck and the remaining provisions shall be enforced.

YOU HEREBY ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT, UNDERSTAND IT AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.

Confidential	Page 23 of 30	1/30/03

EXHIBIT J

STANDARD LICENSEE FEE SCHEDULE

(Version 4.2 September 2002)

Except as set-forth otherwise in this Agreement, this Exhibit sets forth the fees for licenses and services granted by VAR to any Licensee under this Agreement. For any such licenses or services, VAR shall pay the following fees to Seven in accordance with the payment schedule set forth below:

1. LICENSE FEES:

A.	LICENSE FEES

VAR shall pay to Seven a one time license fee for each unique Subscriber as set forth in the Fee Chart below (“License Fee”). Subscriber licenses are non-transferable. The License Fees shall be calculated based upon reports provided to Seven in accordance with Exhibit G. The License Fees shall be due to Seven without respect to whether any corresponding fees have actually been charged or received by Licensee with respect to the applicable Subscriber.

B.	TRIAL INTERNAL USE

VAR shall pay to Seven every quarterly a fee in the amount set forth in the Fee Chart below for its right to use the Software to provide demonstrations, conduct performance and interoperability testing, provide customer support and otherwise discharge its obligations under this Agreement (the “Trial License Fee”).

D.	MINIMUM COMMITMENT AND PRE-PAYMENTS

VAR shall pay Seven an advance minimum prepay for License Fees pursuant to the Fee Chart below. The minimum commitment prepayment of License Fees shall be used as a credit against actual License Fees incurred during the term of this Agreement. Upon exhaustion of any pre-payments of License Fees, VAR shall purchase additional licenses equal to or in excess of the number of unpaid for Subscribers in minimum increments of [* * *] licenses (“License Block”) as shown in the Fee Chart. If the number of required licenses exceeds pre-payment credits as shown by reports provided pursuant to Exhibit G, VAR shall pay Seven for additional licenses, in License Block increments, equal to or in excess of the number of unpaid for Subscribers. All pre-payments are non-refundable.

2. SERVICES FEES:

A.	SUPPORT AND MAINTENANCE FEES.

VAR shall pay Seven a monthly support and maintenance fee for Seven’s back-line support equal to [* * *] specified in the Fee Chart below [* * *] (the “Support and Maintenance Fee”). The maintenance period shall begin upon the Effective Date. VAR shall pay the Support and Maintenance Fee (as specified in the Fee Chart) and thereafter annually, the first day of each 12-month period beginning on the Effective Date. The Support and Maintenance Fee shall be used as a credit against actual Support and Maintenance Fees due during the year for which such fee was paid only and Licensee shall resume quarterly payments if the Support and Maintenance Fee amount is consumed prior to the end of such year. In no event shall VAR be entitled to a refund (or credit of any type) for any portion of the Support and Maintenance Fee payment that remains unused at the end of a year.

B.	PROFESSIONAL SERVICES FEES

VAR shall pay Seven the Professional Services fees set forth in the Fee Chart below for each day of Professional Services delivered to Licensee under the Agreement. Travel and reasonable expenses shall be due in addition to service fees.

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Confidential	Page 24 of 30	1/30/03

EXHIBIT J

STANDARD LICENSEE FEE SCHEDULE CONTINUED

(Version 4.2 September 2002)

1.	Perpetual License Model

One-time per subscriber license fee. Subscriber license is perpetual and not named.

Packages

System SEVEN

1	System SEVEN Mobile Groupware—Personal Edition (PE)	[* * *]

2	System SEVEN Mobile Groupware—Enterprise Edition (EE)	[* * *]

3	Browser Access to SEVEN Mobile Groupware (PE and EE)	[* * *]

4	Device certification and support of [* * *] devices	[* * *]

5	SEVEN Branding Guidelines	[* * *]

System SEVEN—Additional Offerings

1	SEVEN Mobile Groupware for Palm Powered Devices	[* * *]

2	SEVEN Mobile Groupware for Pocket PC	[* * *]

SEVEN Services

1	Maintenance and Support (Tier 3) • Software • Certified Devices	[* * *]

2	SEVEN Consulting	[* * *]

3	SEVEN Training	[* * *]

4	SEVEN Hosting • Minimum commitment of [* * *] • Service available only in US today • Minimum service contract commitment of [* * *]
[* * *]

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Confidential	Page 25 of 30	1/30/03

EXHIBIT J

STANDARD LICENSEE FEE SCHEDULE CONTINUED

(Version 4.2 September 2002)

Perpetual PE Schedule:

Subscribers	Price

[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]

Perpetual EE Schedule:

Subscribers	Price
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]

Terms:

•	Minimum 2 year contract

•	Initial minimum commitment of [* * *] (a subscriber is defined as anyone who is registered in System SEVEN database)

•	Billing for new subscribers will occur on a quarterly basis

•	Currency is in US Dollars

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Confidential	Page 26 of 30	1/30/03

EXHIBIT J

STANDARD LICENSEE FEE SCHEDULE CONTINUED

2.	Monthly Subscription Model

Monthly subscription fee for System SEVEN PE or EE based on number of registered users and packages selected.

Subscription Fee Schedule

Packages

System SEVEN

1	System SEVEN Mobile Groupware—Personal Edition (PE)	[* * *]

2	System SEVEN Mobile Groupware—Enterprise Edition (EE)	[* * *]

3	Browser Access to SEVEN Mobile Groupware (PE and EE)	[* * *]

4	Device certification and support of [* * *] devices	[* * *]

5	SEVEN Branding Guidelines	[* * *]

System SEVEN—Additional Offerings

1	SEVEN Mobile Groupware for Palm Powered Devices	[* * *]

2	SEVEN Mobile Groupware for Pocket PC

SEVEN Services		[* * *]

1	Maintenance and Support (Tier 3) • Software • Certified Devices	[* * *]

2	SEVEN Consulting	[* * *]

3	SEVEN Training	[* * *]

4	SEVEN Hosting • Minimum commitment of [* * *] • Service available only in US today • Minimum service contract commitment of [* * *]	[* * *]

Terms:

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Confidential	Page 27 of 30	1/30/03

•	Minimum 2 year contract

•	Initial minimum commitment of [* * *] (a subscriber month is defined as anyone who is registered in System SEVEN database during the month)

•	Billing for new subscribers will occur on a quarterly basis. Currency is in US Dollars.

Terms:

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Confidential	Page 28 of 30	1/30/03

EXHIBIT J

STANDARD LICENSEE FEE SCHEDULE CONTINUED

(Version 4.2 September 2002)

3. SEVEN Consulting Price Guide

SEVEN CONSULTING	HOURLY RATE (USD)	DAILY RATE (USD)
Program Manager	[* * *]	[* * *]
Project Manager, Technical Architect	[* * *]	[* * *]
Senior Marketing Consultant	[* * *]	[* * *]
Senior Consultant, Senior Engineer, Trainer	[* * *]	[* * *]
Consultant, Engineer, Writer	[* * *]	[* * *]

Rates do not include Travel and Lodging (T&L) expenses should they be necessary.

* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Confidential	Page 29 of 30	1/30/03

EXHIBIT J

STANDARD LICENSEE FEE SCHEDULE CONTINUED

(Version 4.2 September 2002)

4. System SEVEN Technical Training Courses

COURSE NAME	COURSE DESCRIPTION	WHO CAN BENEFIT FROM THIS COURSE	DURATION	COST PER STUDENT *
System SEVEN Fundamentals of Personal Edition

An introduction to the System SEVEN

Personal Edition service, focusing on the

subscriber experience and the requirements

of Customer Care Administrators who

support PE subscribers. The course includes

numerous hands-on exercises to build

familiarity with using and supporting the

service.

		Customer Care Administrators at the mobile operator (Tiers 1, 2, and 3) Trainers of Customer Care Administrators	2 days	[* * *]
System SEVEN Fundamentals of Enterprise Edition

An introduction to the System SEVEN

Enterprise Edition service, focusing on the

subscriber experience and the requirements

of Customer Care Administrators who

support EE subscribers. The course includes

numerous hands-on exercises to build

familiarity with using and supporting the

service.

		Customer Care Administrators at the mobile operator (Tiers 1, 2, and 3) Trainers of Customer Care Administrators	2 days	[* * *]
System SEVEN Fundamentals of Network Operations

A technical overview to the network and

product architecture behind System SEVEN.

Course participants will learn to install and

maintain System SEVEN. The course

includes numerous hands-on exercises to

build familiarity with supporting System

SEVEN at a network level.

		Network Operations personnel at the mobile operator All course participants should have technical experience that includes Unix and network operations.	2 days	[* * *]

* Costs are inclusive of course materials and sales taxes. Costs are based on a minimum class size of 5 students. Costs do not include travel and associated expenses.

* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Confidential	Page 30 of 30	1/30/03